Exhibit 10.4
AMENDMENT 2008-1
TO
EMPLOYMENT AGREEMENT
     THIS AMENDMENT 2008-1 (the “Amendment”), dated as of March 31, 2008, is entered into between Health Benefits Direct Corporation, a Delaware corporation (the “Company”), and Charles Eissa (the “Executive”).
RECITALS
     WHEREAS, the Company and the Executive previously entered into an Employment Agreement, dated November 18, 2005 (the “Employment Agreement”);
     WHEREAS, the Company entered into a Securities Purchase Agreement, dated March 31, 2008, with certain institutional and individual accredited investors, whereby the Company agreed to complete a private placement (the “Private Placement”) of an aggregate of up to 7,500,000 shares of the Company’s common stock and warrants to purchase 7,500,000 shares of the Company’s common stock;
     WHEREAS, in connection with the Private Placement, the Company and the Grantee agreed to amend the Employment Agreement in certain respects and in consideration thereof, the Company agreed to grant the Grantee a stock option under the Company’s 2008 Equity Compensation Plan to purchase shares of common stock of the Company; and
     WHEREAS, pursuant to Section 10(c) of the Employment Agreement, the Company and the Executive may amend the Employment Agreement pursuant to a written agreement executed by both parties.
     NOW, THEREFORE, the Company and the Executive hereby agree that, effective as of March 31, 2008, the Employment Agreement shall be amended as follows:
     1. The first sentence of Section 3 of the Employment Agreement is hereby amended in its entirety to read as follows:
“The term of the Executive’s employment hereunder, unless sooner terminated as provided herein (the “INITIAL TERM”), shall be for a period of one year commencing on March 31, 2008.”
     2. The first sentence of Section 4(a) of the Employment Agreement is hereby amended in its entirety to read as follows:
“The Corporation shall pay the Executive as compensation for his services hereunder, in equal semi-monthly or bi-weekly installments during the Term, the sum of $250,000 per annum (the “BASE SALARY”), less such deductions as shall be required to be withheld by applicable law and regulations.”

     3. In all respects not modified by this Amendment, the Employment Agreement is hereby ratified and confirmed.
     IN WITNESS WHEREOF, the Company and the Executive agree to the terms of the foregoing Amendment, effective as of the date set forth above

HEALTH BENEFITS DIRECT CORPORATION

By:	/s/ ALVIN H. CLEMENS

Name:	Alvin H. Clemens
Title:	Chief Executive Officer

EXECUTIVE
/s/ CHARLES EISSA

Charles Eissa